UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2017 (February 14, 2017)

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Arava St., pob 1206, Airport City, Israel, 7010000

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 14, 2017, the Company received a verbal request from the Tel Aviv Stock Exchange to clarify to the public the difficulties which hindered the possibility of transferring the Company's shares from market to market. In response to such request, the Company filed a report which contained the following statement:

"Pursuant the Company’s immediate report of February 15th 2017, regarding the transfer of the Company’s shares for trading from the Tel Aviv Stock Exchange ("TASE") clearing system to TASE's DTCC account with NASDAQ Open Market (stock exchange), the Company wishes to advise that all constraints and technical difficulties which hindered the possibility of transferring the Company's shares from market to market as aforesaid have been removed and it is possible now to transfer the Company's shares from TASE's clearing system to TASE's DTC account with NASDAQ without any difficulty or problem. For the avoidance of doubt, the Company wished to reiterate that any problem or difficulty which existed with this respect were neither in the Company's responsibility or control." (February 16th 2017, at 09:00 Israeli time)

Thereafter, On February 17, 2017, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated February 17, 2017

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: February 17, 2017	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer